As filed with the Securities and Exchange Commission on September 24, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CANARGO ENERGY CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	91-0881481 (I.R.S. Employer Identification No.)

P.O. Box 291 St. Peter Port Guernsey, British Isles (Address of Principal Executive Offices)	GY1 3RR (Zip Code)

CANARGO ENERGY CORPORATION
2004 LONG TERM STOCK INCENTIVE PLAN
(Full Title of Plan)

David Robson
Chairman, President and
Chief Executive Officer
CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles GY1 3RR
(Name and Address of Agent for Service)

Telephone Number, Including Area Code, of Agent for Service: +(44) 1481 729 980

Copy to:
Peter A. Basilevsky, Esq.
Satterlee Stephens Burke & Burke LLP
230 Park Avenue
New York, New York 10169-0079
(212) 818-9200

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered*	Share**	Price**	Registration Fee
Common Stock $.10 par value	10,000,000 shares	$0.63	$6,300,000	$798.27

* Represents shares issuable under the 2004 Long Term Stock Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plan.

**Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company’s Common Stock on September 23, 2004 as reported on the American Stock Exchange.

PART I

     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (“Securities Act”), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act. The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b) (1) under the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended; (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, as amended; (c) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004; (d) Proxy Statement dated April 19, 2004; (e) the description of the Registrant’s Common Stock set forth in the Registrant’s Form 8-A dated April 19, 2004, filed under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendments or reports filed for the purpose of updating such description; and (f) Current Reports on Form 8-K as filed on June 3, 2004, June 15, 2004, July 6, 2004, July 13, 2004 and August 31, 2004.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right if the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

     In addiction, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suite by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation , or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suite was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses o which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors otherwise.

     Our Certificate of Incorporation and Bylaws, each as amended, provide for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person is or was a director or officer of our company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of our company or a constituent corporation absorbed in consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is a or was a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of our company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of our company or other enterprise, against expenses (including attorney’s fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of our company, except to the extent that such indemnification is prohibited by applicable law. Our Certificate of Incorporation and Bylaws, each as amended, also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any bylaw, agreement, vote of stockholders or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director’s duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended, contains a provision so limiting the personal liability of our directors.

     We currently maintain directors’ and officers’ liability insurance for our directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4	CanArgo Energy Corporation 2004 Long-Term Stock Incentive Plan*

5	Opinion of Satterlee Stephens Burke & Burke LLP as to legality of the securities being registered**

23(a)	Consent of L J Soldinger Associates LLC**

23(b)	Consent of PricewaterhouseCoopers LLP**

23(c)	Consent of Satterlee Stephens Burke & Burke LLP (included in opinion filed as Exhibit 5)

24	Power of Attorney (included on signature page)

*	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K dated June 3, 2004.

**	Filed herewith.

Item 9. Undertakings.

1. The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the St. Peter Port, Guernsey, British Isles on this 24th day of September, 2004.

CANARGO ENERGY CORPORATION
By:	/s/David Robson
David Robson
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Canargo Energy Corporation, a Delaware corporation, do hereby constitute and appoint David Robson and Vincent McDonnell, and either of them, the lawful attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power of authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, post-effective amendments and supplements thereof, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby certifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the dates indicated below.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/David Robson	Date: September 24, 2004

David Robson, Chairman of the
Board, President and Chief
Executive Officer and Director

By:	/s/Vincent McDonnell	Date: September 24, 2004

Vincent McDonnell, Chief Financial
Officer and Principal Accounting
Officer

By:	/s/Russ Hammond	Date: September 24, 2004

Russ Hammond, Director

By:	/s/Nils N. Trulsvik	Date: September 24, 2004

Nils N. Trulsvik, Director

By:		Date: September , 2004

Michael Ayre, Director

INDEX TO EXHIBITS

4	CanArgo Energy Corporation 2004 Long-Term Stock Incentive Plan*

5	Opinion of Satterlee Stephens Burke & Burke LLP re: legality of securities being registered.**

23 (a)	Consent of L J Soldinger Associates LLC**

23 (b)	Consent of PricewaterhouseCoopers LLP**

23 (c)	Consent of Satterlee Stephens Burke & Burke LLP (included in their opinion filed as Exhibit 5)

24.1	Power of Attorney (included in the signature page).

*	Previously filed.

**	Filed herewith